Exhibit 23.1



                          Consent of Hoffski & Pisano



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                                    CONSENT


     We, Hoffski & Pisano, hereby consent to the use of our report relating to the audited financial statements for years ended March 31, 1999, 1998 and 1997 in a registration statement on Form 10-SB of Voice Mobility International, Inc. (previously Equity Capital Group, Inc.) to be filed with the Securities and Exchange Commission.





Signed: /s/ Hoffski & Pisano



     Dated: September 13, 1999